As filed with the Securities and Exchange Commission on June 27, 2007
Registration No. 333-35930

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________________

POZEN INC.
(Exact name of registrant as specified in its charter)

Delaware	62-1657552
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1414 Raleigh Road Suite 400 Chapel Hill, North Carolina	27517
(Address of principal executive offices)	(Zip code)

Second Amended and Restated POZEN Inc. 2000 Equity Compensation Plan
(Full title of the plan)

William L. Hodges
Senior Vice President and Chief Financial Officer
POZEN Inc.
1414 Raleigh Road, Suite 400
Chapel Hill, North Carolina 27517
(919) 913-1030
(Name, Address, Including Zip Code, and Telephone number, Including Area Code, of Agent for Service)

Copies to:

Helga L. Leftwich, Esq. Hutchison Law Group PLLC 5410 Trinity Road, Suite 400 Raleigh, NC 27607 (919) 829-9600	Gilda M. Thomas, Esq. Senior Vice President, General Counsel and Secretary POZEN Inc. 1414 Raleigh Road, Suite 400 Chapel Hill, NC 27517 (919) 913-1030

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.001 par value per share	1,000,000 shares	$17.615	$17,615,000	$540.78

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares as may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Second Amended and Restated POZEN Inc. 2000 Equity Compensation Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices per share of the Registrant’s Common Stock reported on the Nasdaq Global Market on June 21, 2007.

Explanatory Note - Registration of Additional Shares

This Registration Statement on Form S-8 is filed by POZEN Inc. pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 1,000,000 shares of common stock, par value $0.001 per share, of the Registrant (“Common Stock”) that may be offered and sold to participants pursuant to the Second Amended and Restated POZEN Inc. 2000 Equity Compensation Plan (the “Plan”). These additional shares, which increase the aggregate number of shares of Common Stock that may be subject to awards under the Plan from 5,500,000 to 6,500,000 shares, are in addition to the following shares of Common Stock previously registered pursuant to the following Registration Statements on Form S-8:

•	Registration Statement on Form S-8 (File No. 333-52446) filed on December 21, 2000, registering 3,000,000 shares of Common Stock for issuance under the Plan; and

•	Registration Statement on Form S-8 (File No. 333-117962) filed on August 5, 2004, registering an additional 2,500,000 shares of Common Stock for issuance under the Plan.

In accordance with General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 previously filed as referenced above (File Nos. 333-52446 and 333-117962) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.	Description
4.1

Amended and Restated Certificate of Incorporation of POZEN Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on August 11, 2000, File No. 333-35930)

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 12, 2005)
4.3
Amended and Restated Bylaws of POZEN Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on August 11, 2000, File No. 333-35930)

4.4	Rights Agreement dated January 12, 2005 between the Registrant and StockTrans, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 12, 2005)
4.5	Second Amended and Restated POZEN Inc. 2000 Equity Compensation Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 30, 2007)

5.1	Opinion of Hutchison Law Group PLLC
23.1	Consent of Hutchison Law Group PLLC (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Power of Attorney (included as part of the signature page of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chapel Hill, State of North Carolina on this 27th day of June, 2007.

POZEN INC.

By:	/s/ John R. Plachetka
John R. Plachetka, Pharm. D
President and Chief Executive Officer

KNOW BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Plachetka and William L. Hodges, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratify and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement and the foregoing Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John R. Plachetka	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	June 27, 2007
John R. Plachetka
/s/ William L. Hodges	Senior Vice President and Chief Financial Officer (principal financial officer)	June 27, 2007
William L. Hodges
/s/ John E. Barnhardt	Vice President, Finance and Administration (principal accounting officer)	June 27, 2007
John E. Barnhardt
/s/ Arthur S. Kirsch	Director	June 27, 2007
Arthur S. Kirsch
/s/ Kenneth B. Lee, Jr.	Director	June 27, 2007
Kenneth B. Lee, Jr.

Signature	Title	Date
/s/ James J. Mauzey	Director	June 27, 2007
James J. Mauzey
/s/ Jacques F. Rejeange	Director	June 27, 2007
Jacques F. Rejeange
/s/ Paul J. Rizzo	Director	June 27, 2007
Paul J. Rizzo
/s/ Bruce A. Tomason	Director	June 27, 2007
Bruce A. Tomason
/s/ Peter J. Wise	Director	June 27, 2007
Peter J. Wise

EXHIBIT INDEX

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of POZEN Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on August 11, 2000, File No. 333-35930)

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 12, 2005)
4.3
Amended and Restated Bylaws of POZEN Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on August 11, 2000, File No. 333-35930)

4.4	Rights Agreement dated January 12, 2005 between the Registrant and StockTrans, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 12, 2005)
4.5	Second Amended and Restated POZEN Inc. 2000 Equity Compensation Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 30, 2007)
5.1	Opinion of Hutchison Law Group PLLC
23.1	Consent of Hutchison Law Group PLLC (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP